Exhibit 99.1

Collectors Universe Reports Financial Results for 2nd Quarter of Fiscal 2016

NEWPORT BEACH, CA – February 4, 2016 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced financial results for its second quarter of fiscal year 2016, ended December 31, 2015.

Operational and Financial Highlights:

■

Services revenues in the second quarter declined by $1.5 million or 11% to $12.6 million from $14.1 million in last year’s second quarter. In this year’s six months, service revenues declined by $3.1 million or 10% to $27.2 million from $30.3 million in last year’s six months. Revenues in last year’s second quarter and six months represented record revenues for each of those periods.

■

The service revenue declines related to our coin business and consistent with the first quarter primarily related to lower revenues from the U.S. Mint’s very popular Baseball Hall of Fame and 50th Anniversary Kennedy modern coin programs that favorably impacted last year’s second quarter and six months. There were no comparable U.S. Mint programs in the first half of this year.

■

The services gross profit margin was 60% and 63% in this year’s second quarter and six months as compared to 64% for both last year’s second quarter and six months. Our gross profit margin, on a quarterly basis, has typically varied between 59% and 64% in recent years.

■

Operating income was $1.7 million and $4.9 million in this year’s second quarter and six months, respectively, as compared to $2.6 million and $5.7 million in the same periods of the prior year. Included in these results are the expenses incurred to bring the Collectors.com search tool to market, which occurred in September 2015. To do so, we incurred losses of $0.5 million and $0.8 million for Collectors.com in this year’s second quarter and six months, respectively, as compared to $0.1million in the three and six months ended December 31, 2014. We will continue to develop this important part of our strategy throughout fiscal year 2016.

■

Income from continuing operations in this year’s second quarter and six months was $1.0 million or $0.12 per diluted share and $2.9 million or $0.34 per diluted share, respectively, as compared to $1.7 million or $0.20 per diluted share and $3.4 million or $0.41 per diluted shares in the corresponding periods of the prior year.

■

The Company’s cash position as of December 31, 2015 was $12.8 million as compared to $17.3 million as of June 30, 2015. Net cash used of $4.5 million in the six months, included $2.4 million of cash generated from continuing operations offset by $6.0 million used to pay cash dividends to stockholders and $0.7 million used for capital expenditures.

■	On January 25, 2016, we announced our quarterly cash dividend of $0.35 per share, which will be paid on February 26, 2016 to stockholders of record on February 17, 2016.

Commentary and Outlook

Robert Deuster, Chief Executive Officer, stated, “Clearly, our results so far this year, have shown the effect of the variability in the modern coin market. There were no significant commemorative coin issues by the US Mint in calendar year 2015. We also saw fewer special high value collector grading events in the last few quarters. However, we are optimistic about the start of the new coin year that just got underway and we continue to see growth opportunities in our China coin business. Our Sports and other businesses continue to perform nicely and we are investing in growth platforms like Collectors.com to further cement and leverage our premier brands in the collectibles market. ”

Collectors Universe, Inc.

Conference Call and Webcast

Collectors Universe will host a conference call to discuss results on Thursday, February 4, 2016 at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may participate in the conference call by dialing 888-455-2260 or 719-325-2244, five to ten minutes prior to the initiation of the call. A replay of the conference call will be available through February 18, 2016 by dialing 888-203-1112 or 719-457-0820 and entering access code 4947240#. A live webcast of the conference call will also be available on the Collectors Universe website, www.collectorsuniverse.com under Investor Relations: Events and Presentations. The webcast will be archived for 12 months.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia (“collectibles”), and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's website, http://www.collectorsuniverse.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from expectations regarding our future financial performance that are expressed in, or that may be implied or inferred from the discussion of our operating results in this news release. Those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the following: our continued dependence on our coin business which historically has generated more than 60% of our consolidated revenues and a substantial portion of our operating income, making our operating results more vulnerable to conditions that could adversely affect or cause stagnation in the prices of precious metals and collectible coins; the variability of the modern coin market, which can lead to period-over-period fluctuations in our service revenues; the risks that the economic recovery may stall, or that domestic or international economic conditions may deteriorate as a result of events outside of our control, that could lead to reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risk that the weakness or volatility of economic conditions in the United States and worldwide will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for our services; the risks that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims, will, prove to be inadequate, which could cause our gross margin and operating results to decline or cause us to incur operating losses; the risk that our strategies of offering new services and expanding our collectibles authentication and grading business into new geographic areas, such as Europe and Asia will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; the risks and added complexity of conducting business overseas; the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as adverse economic or general market conditions, as well as our future financial performance and the cash needs of our business in the future.

Additional information regarding these risks and other risks and uncertainties to which our business is subject is contained in Item 1A, entitled “Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended June 30, 2015 which we filed with the Securities and Exchange Commission on August 27, 2015 and readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission, which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements contained in this news release or in our Annual Report on Form 10-K, as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Collectors Universe, Inc.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com

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Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Net revenues:
Grading, and authentication and related services	$12,636	$14,148	$27,249	$30,317
Product Sales	-	-	5	9
	12,636	14,148	27,254	30,326
Cost of revenues:
Grading, authentication and related services	5,006	5,048	10,145	10,827
Product sales	4	19	11	36
	5,010	5,067	10,156	10,863

Gross profit	7,626	9,081	17,098	19,463
Operating expenses:
Selling and marketing expenses	2,040	2,147	4,209	4,514
General and administrative expenses	3,897	4,288	8,004	9,277
Total operating expenses	5,937	6,435	12,213	13,791
Operating income	1,689	2,646	4,885	5,672
Interest income and other expense, net	(15)	(7)	(42)	(2)
Income before provision for income taxes	1,674	2,639	4,843	5,670
Provision for income taxes	679	971	1,906	2,220
Income from continuing operations	995	1,668	2,937	3,450
Income (loss) from discontinued operations, net of income taxes	(6)	(13)	(17)	9
Net income	$989	$1,655	$2,920	$3,459

Net income per basic share:
Income from continuing operations	$0.12	$0.20	$0.35	$0.41
Income from discontinued operations	-	-	-	0.01
Net income per basic share	$0.12	$0.20	$0.35	$0.42

Net income per diluted share:
Income from continuing operations	$0.12	$0.20	$0.34	$0.41
Loss from discontinued operations	-	(0.01)	-	-
Net income per diluted share	$0.12	$0.19	$0.34	$0.41

Weighted average shares outstanding:
Basic	8,441	8,339	8,438	8,333
Diluted	8,549	8,519	8,541	8,511
Dividends declared per common share	$0.35	$0.325	$0.70	$0.65

Note:
Non-cash stock-based compensation included above	$140	$433	$291	$1,365

Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, except per share data)

(Unaudited)

	December 31, 2015	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$12,794	$17,254
Accounts receivable, net of allowance of $30 and $33 at December 31, 2015 and June 30, 2015, respectively	2,090	2,460
Inventories, net	1,765	1,619
Prepaid expenses and other current assets	991	940
Deferred income tax assets	1,599	1,599
Total current assets	19,239	23,872

Property and equipment, net	2,656	2,326
Goodwill	2,083	2,083
Intangible assets, net	1,707	1,558
Deferred income tax assets	1,945	1,945
Other assets	377	236
Non-current assets of discontinued operations	79	182
Total assets	$28,086	$32,202
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,816	$1,961
Accrued liabilities	2,979	2,898
Accrued compensation and benefits	2,166	3,890
Income taxes payable	905	521
Deferred revenue	2,914	2,621
Current liabilities of discontinued operations	695	778
Total current liabilities	11,475	12,669

Deferred rent	394	422
Non-current liabilities of discontinued operations	441	642

Commitments and contingencies (Note 10)

Stockholders’ equity:
Preferred stock, $.001 par value; 3,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.001 par value; 20,000 shares authorized; 8,898 and 8,882 issued and outstanding at December 31, 2015 and June 30, 2015, respectively.	9	9
Additional paid-in capital	80,136	79,848
Accumulated deficit	(64,369)	(61,388)
Total stockholders’ equity	15,776	18,469
Total liabilities and stockholders’ equity	$28,086	$32,202

Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Six Months Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,920	$3,459
Discontinued operations	17	(9)
Income from continuing operations	2,937	3,450
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization expense	699	671
Stock-based compensation expense	291	1,365
Provision for bad debts	1	-
Provision for inventory write-down	42	151
Provision for warranty	224	241
Gain on sale of property and equipment	(2)	(1)
Loss on sale of business	-	1
Change in operating assets and liabilities:
Accounts receivable	362	(448)
Inventories	(188)	(381)
Prepaid expenses and other	(51)	464
Other assets	(141)	21
Accounts payable and accrued liabilities	(657)	(480)
Accrued compensation and benefits	(1,724)	(1,434)
Income taxes payable	382	(88)
Deferred revenue	293	444
Deferred rent	(28)	(13)
Net cash provided by operating activities of continuing operations	2,440	3,963
Net cash used in operating activities of discontinued businesses	(199)	(313)
Net cash provided by operating activities	2,241	3,650

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	-	2
Proceeds from sale of business	9	80
Purchase of business	-	(200)
Capital expenditures	(292)	(275)
Capitalized software	(371)	(34)
Patents and other intangibles	(26)	(10)
Net cash used in investing activities	(680)	(437)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid to common stockholders	(6,021)	(5,468)
Payments for retirement of common stock	-	(504)
Net cash used in financing activities	(6,021)	(5,972)

Net decrease in cash and cash equivalents	(4,460)	(2,759)
Cash and cash equivalents at beginning of period	17,254	19,909
Cash and cash equivalents at end of period	$12,794	$17,150

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Income taxes paid during the period	$1,513	$2,305